UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2024, Dollar Tree, Inc. (the “Company”) and Richard McNeely, Chief Merchandising Officer – Dollar Tree, entered into a letter agreement providing certain assurances and benefits incentivizing Mr. McNeely to remain employed with the Company in support of its strategic initiatives with respect to its Dollar Tree stores.
The letter agreement provides that if Mr. McNeely remains employed with the Company through the date that the incentive awards are made in 2026, he will receive a 2026 incentive award at the same time, in the same form, and subject to the same performance conditions as the awards expected to be made to other executive vice presidents of the Company in 2026, provided that Mr. McNeely’s 2026 incentive awards shall not be subject to early forfeiture if he retires from the Company prior to any vesting period assigned to such 2026 incentive awards. Because such 2026 incentive awards have not been granted, the value and specific terms and conditions of such awards, and the value of the continued vesting provision provided by the letter agreement, are indeterminable at this time.
A copy of the letter agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, dated May 9, 2024, by and between Dollar Tree, Inc. and Richard McNeely
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: May 10, 2024	By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Chief Legal Officer and Corporate Secretary